UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2020

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities

On December 31, 2020, McEwen Mining Inc. (the “Company”) closed a non-brokered private placement (the “Offering”) of 7,669,900 shares of the Company’s common stock (the “Common Stock”).  The shares of Common Stock sold in the Offering are considered “flow-through” common shares for purposes of the Income Tax Act (Canada) in that they provide potential tax benefits to the purchasers if the Company uses the proceeds of the Offering for qualified exploration and development expenses. The Company received gross proceeds of approximately $9.8 million from the Offering, before deducting offering expenses payable by the Company.

The Common Stock sold in the Offering was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption provided by Rule 903 of Regulation S promulgated under the Act.  The sale of the Common Stock was made in an offshore transaction, was not offered or sold to a “U.S. Person” within the meaning of Regulation S and offering restrictions were implemented.

Item 7.01	Regulation FD Disclosure

On December 31, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached to this report as Exhibit 99.1. Also on December 31, 2020, the Company issued a press release announcing positive results from a feasibility study for its Fenix Project in Mexico. A copy of this press release is attached to this report as Exhibit 99.2.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Act, except as shall be expressly set forth by reference to such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this report:

99.1	Press release announcing closing of the Offering

99.2	Press release summarizing the feasibility study for the Fenix Project

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

Cautionary Statement

With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding anticipated reopening of mines, future exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, the continuing effects of the COVID-19 pandemic and related governmental responses, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital, and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: December 31, 2020	By:	/s/ Carmen Diges
Carmen Diges, General Counsel